February 16, 1999


Citicorp Mortgage Securities, Inc.
909 Third Avenue
New York, NY 10043

Citicorp
399 Park Avenue
New York, NY  10043


Ladies and Gentlemen:

This opinion is being provided by the undersigned, as an Associate General Counsel--Corporate Law of Citigroup Inc. I have acted as your counsel in connection with the Registration Statement on Form S-3 (the "Registration Statement") being filed today with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"). The Registration Statement covers a total of $10 billion aggregate principal amount of Certificates (the "Certificates") of one or more series to be issued by Citicorp Mortgage Securities, Inc. ("CMSI") evidencing fractional undivided interests in a trust or trusts to be created by CMSI; and guaranties (the "Guaranties") that may be issued by Citicorp with respect to the Certificates.

Each series of Certificates will be issued pursuant to a separate Pooling and Servicing Agreement (the "Pooling and Servicing Agreement" for such series) between CMSI and a commercial bank, savings and loan association or trust company (the "Trustee" for such series). The Trustee for a series will be entitled to the benefits of any Guaranty for such series.

I, or attorneys under my supervision, have examined originals or copies, certified or otherwise identified to my satisfaction, of such corporate records of CMSI and Citicorp, such other documents and certificates of public officials, officers and representatives of CMSI and Citicorp and other persons and such other documents, agreements and instruments, and I have made such investigations of law, as I have deemed appropriate as a basis for the opinions expressed below. In arriving at the opinions expressed below, I have assumed that the signatures on all documents that I have examined are genuine. In addition, I have assumed that each of the Certificates, each Pooling and Servicing Agreement and each Guaranty will be in substantially the form set forth in the applicable form of Pooling and Servicing Agreement filed or to be filed as an exhibit to the Registration Statement; and that each Trustee will have the power, authority and legal right to enter into the related Pooling and Servicing Agreement.


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Based on the foregoing, I am of the opinion that:

1. Each of Citicorp and CMSI is a corporation duly incorporated and validly existing under the laws of the State of Delaware;

2. When the issuance, execution and delivery of any particular series of Certificates have been duly authorized by CMSI, and when the Certificates of such series have been duly executed and delivered by CMSI, duly authenticated by the applicable Trustee and issued and sold as contemplated by the Registration Statement and the prospectus delivered pursuant to
     Section 5 of the Act in connection therewith, such Certificates will be legally and validly issued, fully paid and nonassessable and entitled to the benefits provided by the applicable Pooling and Servicing Agreement;

3.   When  a  Pooling  and  Servicing   Agreement  has  been  duly  and  validly
     authorized, executed and delivered by CMSI and a Trustee, such Pooling and Servicing Agreement will constitute a valid and binding obligation of CMSI subject, as to enforcement, to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting the rights of creditors generally and to general principles of equity and the discretion of the court (regardless of whether enforceability is considered in a proceeding in equity or at law); and

4. When a series of Certificates that has the benefit of a Guaranty has been duly issued under a Pooling and Servicing Agreement and issued and sold as contemplated by the Registration Statement and the prospectus delivered pursuant to Section 5 of the Act in connection therewith, and when the issuance of a Guaranty for such series of Certificates has been duly authorized by Citicorp and such Guaranty has been duly executed and delivered to such Trustee, such Guaranty will be a valid and binding obligation of Citicorp, subject, as to enforcement, to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting the rights of creditors generally and to general principles of equity and the discretion of the court (regardless of whether enforceability is considered in a proceeding in equity or at law).

The opinions expressed herein are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.


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I hereby consent to the use and filing of this opinion as an exhibit to the
Registration Statement and to the reference to this opinion under the heading "Legal Matters" in any prospectus filed in connection with the Registration Statement. In giving such consent, I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Marla A. Berman
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Marla A. Berman


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